EXHIBIT 10.19

 EXTENSION AGREEMENT

This Extension Agreement (“Extension Agreement”) is entered into this 27th day of December, 2011, by and among BLINK COUTURE, INC., a Delaware corporation (the “Company”), LATITUDE GLOBAL ACQUISITION CORP., a Florida corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”) and LATITUDE GLOBAL, INC., a Florida corporation (“LG”).  The Company, the Merger Sub and LG each, individually a “party” or, collectively, the “parties.”

BACKGROUND

WHEREAS, the parties previously entered into an Agreement and Plan of Merger dated November 10, 2011 ( “Agreement”); and

WHEREAS, the parties have agreed to extend, until February 28, 2012, the date after which either the Company or LG may terminate the Agreement, if the Closing has not occurred on or before such date, upon the terms and conditions set forth herein; and

WHEREAS, the parties have agreed that if the Closing is not consummated on or before January 31, 2012, the Regent Convertible Note in the principal amount of $50,000 shall be increased, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree follows:

1.           RECITALS. The parties agree that the Recitals set forth above are true and correct and are incorporated into this Extension Agreement by reference.

2.            Definitions.  All initially capitalized terms which are not otherwise defined herein shall have the meanings given to those terms in the Agreement.

3.           Termination. Section 7.1(b)(i) of the Agreement is hereby amended, to read as follows:

  “(i) the Closing has not occurred prior to the close of business on or before February 28, 2012 (unless such date is extended, by the mutual agreement of the parties; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the Company or LG, as applicable, if the party seeking to terminate the Agreement is responsible for the delay or…”

4.           Increase in Principal Amount of Regent Convertible Note.  Paragraphs A(1) and B(1) of Section 2.5(a) of the Agreement shall each be amended by adding the following language immediately after “$50,000” in the second line of each of those paragraphs:

“(which principal amount shall be increased, if the Closing is not consummated on or before January 31, 2012, by any amounts incurred by Regent, in connection with the preparation and filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2012, up to a maximum of $15,000 (i.e. a maximum principal amount of $65,000)), all of…”

5.           All other terms and conditions of the Agreement, except as specifically set forth herein, shall remain unchanged and otherwise in full force and effect.

6.           This Agreement shall bind and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

7.           This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which, taken together, shall constitute the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

BLINK COUTURE, INC.

By:	/s/ Lawrence Field
Name: Lawrence Field
Title: Chief Executive Officer

LATITUDE GLOBAL ACQUISITION CORP.

By:	/s/ Lawrence Field
Name: Lawrence Field
Title: Chief Executive Officer

LATITUDE GLOBAL, INC.

By:	/s/ Brent W. Brown
Name: Brent W. Brown
Title: Chief Executive Officer